UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2006
Natural Resource Partners L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31465	35-2164875
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
601 Jefferson, Suite 3600
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 751-7507
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Contribution Agreement
     On December 14, 2006, Natural Resource Partners L.P. (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) by and among the Partnership, NRP (GP) LP, the general partner of the Partnership (the “General Partner”), NRP (Operating) LLC, a wholly owned subsidiary of the Partnership (“Operating”), Foresight Reserves LP (“Foresight”) and Adena Minerals, LLC (“Adena”) pursuant to which the Partnership, through Operating, will acquire from Adena four entities that own approximately 49 million tons of coal reserves in West Virginia and Illinois, which are leased to active mining operations, as well as associated transportation and infrastructure assets at those mines. The reserves to be acquired consist of 37 million tons at Adena’s Gatling mining operation in Mason County, West Virginia and 12 million tons adjacent to reserves currently owned by the Partnership at Adena affiliate Williamson Energy’s Pond Creek No. 1 mine in Southern Illinois. In consideration therefor, Adena will receive 3,913,080 common units and 541,956 Class B units representing limited partner interests in the Partnership and a 22% interest in the General Partner and in the Partnership’s outstanding incentive distribution rights. Adena and Foresight are affiliates of The Cline Group, a private coal company that controls over 3 billion tons of coal reserves in the Illiniois and Northern Appalachian coal basins.
     The Class B units (the “Class B Units”) to be delivered by the Partnership as part of the consideration for the transactions contemplated by the Contribution Agreement are a new class of limited partnership interests in the Partnership that will be converted to regular common units upon the approval of the Partnership’s unitholders (other than Adena and its affiliates). The Class B Units will be subordinate to the regular common units, but senior to the subordinated units, with respect to cash distributions (and in liquidation) and will be entitled to 110% of the cash distributions per common unit if they have not been converted to common units six months following the closing of the transactions contemplated by the Second Contribution Agreement or September 30, 2008, whichever occurs first. The Class B Units are not listed for trading on the New York Stock Exchange.
     The transactions contemplated by the Contribution Agreement are expected to close in early January 2007 with an effective date of January 1, 2007. At the closing (the “Closing”), the parties intend to execute a Second Contribution Agreement, a Restricted Business Contribution Agreement and an Investor Rights Agreement, each as further described below. In addition, at the Closing, the Partnership intends to amend its limited partnership agreement (the “Partnership Agreement”); the General Partner intends to amend its limited partnership agreement (the “General Partner Partnership Agreement”); and GP Natural Resource Partners LLC (the “Managing General Partner”), the general partner of the General Partner, intends to amend its limited liability company agreement (the “GP LLC Agreement”), each as further described below. The Closing is subject to customary closing conditions.
     A copy of the Contribution Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Second Contribution Agreement
     At the Closing, the Partnership, the General Partner, Operating, Adena and Foresight will execute a Second Contribution Agreement (the “Second Contribution Agreement”), pursuant to which the Partnership, through Operating, will agree to acquire from Adena two entities that own coal reserves in Meigs County, Ohio and associated transportation infrastructure. As consideration, Adena will receive 2,280,000 Class B Units (unless the Partnership has received unitholder approval to convert the Class B Units to common units, in which case Adena will receive 2,280,000 common units), as well as an additional 9% interest in the General Partner and the Partnership’s outstanding incentive distribution rights. The transactions contemplated by the Second Contribution Agreement are expected to close, subject to customary closing conditions, upon commencement of production of the Ohio coal reserves, which is currently expected to occur in 2008.
     A form of the Second Contribution Agreement is attached to the Contribution Agreement as Exhibit F.

     Restricted Business Contribution Agreement
     Also at the Closing, Christopher Cline, Foresight and Adena (collectively, the “Cline Entities”) and the Partnership, the General Partner, the Managing General Partner and Operating (collectively, the “Partnership Entities,” and together with the Cline Entities, the “Parties”) will execute a Restricted Business Contribution Agreement (the “Restricted Business Contribution Agreement”). Pursuant to the terms of the Restricted Business Contribution Agreement, the Cline Entities and their affiliates will be obligated to offer to the Partnership Entities any business owned, operated or invested in by the Cline Entities, subject to certain exceptions, that either (a) owns, leases or invests in hard minerals (a “Hard Mineral Business”) or (b) owns, operates, leases or invests in certain transportation infrastructure relating to future mine developments by the Cline Entities in Illinois. In addition, the Parties will create an area of mutual interest (the “AMI”) encompassing the properties to be acquired by the Partnership pursuant to the Contribution Agreement and the Second Contribution Agreement. During the applicable term of the Restricted Business Contribution Agreement, the Cline Entities will be obligated to contribute any coal reserves held or acquired by the Cline Entities or their affiliates within the AMI to an affiliate of the Partnership at no cost to the Partnership. In connection with the offer of a Hard Mineral Business by the Cline Entities to the Partnership Entities, including pursuant to the Second Contribution Agreement, the Parties will negotiate and agree upon an area of mutual interest around such Hard Mineral Business, which will supplement and become a part of the AMI.
     A form of the Restricted Business Contribution Agreement is attached to the Contribution Agreement as Exhibit D.
     Investor Rights Agreement
     Also at the Closing, the General Partner, the Managing General Partner, Robertson Coal Management, LLC, the sole member of the Managing General Partner (“RCM”), and Adena will execute an Investor Rights Agreement (the “Investor Rights Agreement”) pursuant to which Adena will be granted certain management rights. Specifically, Adena will have the right to name two directors (one of which will be independent) to the board of directors of the Managing General Partner so long as Adena beneficially owns either 5% of the Partnership’s limited partnership interest or 5% of the General Partner’s limited partnership interest and so long as certain rights under the GP LLC Agreement have not been exercised by Adena or RCM. Adena will nominate J. Matthew Fifield, Managing Director of Adena, to serve as one of the two directors and anticipates nominating an independent director within three months of Closing. At the election of Adena, Mr. Fifield will be appointed to any standing executive or similar committee, and the independent director will be appointed to at least one committee for which such director meets the applicable qualifications.
     Adena will also have the right, pursuant to the terms of the Investor Rights Agreement, to withhold its consent to the sale or other disposition of any entity or assets contributed by the Cline Entities to the Partnership Entities, and any such sale or disposition will be void without Adena’s consent.
     A form of the Investor Rights Agreement is attached to the Contribution Agreement as Exhibit E.
     Partnership Agreement
     At the Closing, the Partnership will amend and restate the Partnership Agreement in order to, among other things, create the Class B Units and provide Adena with registration rights substantially similar to those held by other affiliates of the General Partner.
     A form of the Partnership Agreement is attached to the Contribution Agreement as Exhibit A.
     General Partner Partnership Agreement
     At the Closing, the General Partner will amend and restate the General Partner Partnership Agreement in order to, among other things, admit Adena as a limited partner.

     A form of the General Partner Partnership Agreement is attached to the Contribution Agreement as Exhibit B.
     GP LLC Agreement
     At the Closing, the Managing General Partner will amend and restate the GP LLC Agreement in order to, among other things, accommodate the management rights granted to Adena in the Investor Rights Agreement.
     A form of the GP LLC Agreement is attached to the Contribution Agreement as Exhibit C.
Item 3.02. Unregistered Sale of Equity Securities.
     As discussed above in Item 1.01 of this Current Report, the Partnership entered into the Contribution Agreement on December 14, 2006. Pursuant to the terms of the Contribution Agreement, the Partnership will issue 3,913,080 common units and 541,956 Class B Units representing limited partner interests in the Partnership at the Closing. The common units and Class B Units have been offered and will be issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Contribution Agreement dated December 14, 2006 by and among Foresight Reserves LP, Adena Minerals, LLC, NRP (GP) LP, Natural Resource Partners L.P. and NRP (Operating) LLC.

99.1	Press Release dated December 14, 2006.

*	The Schedules to the Contribution Agreement have been omitted in reliance upon Item 601(b)(2) of Regulation S-K and will be furnished supplementally to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resource Partners L.P.

By:	NRP (GP) LP,
its general partner

By:	GP Natural Resource Partners LLC,
its general partner

	By:	/s/ Wyatt Hogan

		Name:	Wyatt Hogan
		Title:	Vice President and General Counsel

December 15, 2006

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

2.1	Contribution Agreement dated December 14, 2006 by and among Foresight Reserves LP, Adena Minerals, LLC, NRP (GP) LP, Natural Resource Partners L.P. and NRP (Operating) LLC.

99.1	Press Release dated December 14, 2006.